    As filed with the Securities and Exchange Commission on October 20, 1997

                                                       Registration No. ________

                                 UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549


                                    FORM S-8

            REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933


                    TeleServices International Group Inc.
--------------------------------------------------------------------------------
           (Exact name of registrant as specified in its charter)

         Florida                                       59-2773602
--------------------------------------------------------------------------------
(State or other jurisdiction of           (I.R.S. Employer Identification No.)
incorporation or organization)

100 Second Avenue South, Suite 1000, St. Petersburg, Florida         33701
--------------------------------------------------------------------------------
(Address of Principal Executive Offices)                           (Zip Code)


           Visitors Services, Inc. Employee Benefit and Consulting
                          Services Compensation Plan
--------------------------------------------------------------------------------
                            (Full title of the plan)


             Robert P. Gordon, 100 Second Avenue South, Suite 1000,
                         St. Petersburg, Florida 33701
--------------------------------------------------------------------------------
                    (Name and address of agent for service)

                               (813) 895-4410
--------------------------------------------------------------------------------
         (Telephone number, including area code, of agent for service)

                        CALCULATION OF REGISTRATION FEE

----------------------------------------------------------------------------------------------------------------
                                              Proposed maximum       Proposed maximum
Title of securities       Amount to be         offering price       aggregate offering         Amount of
 to be registered          registered             per share               price            registration fee (1)
----------------------------------------------------------------------------------------------------------------

   Common Stock,           5,000,000              $1.78125            $8,906,250.00            $2,698.86
 $.0001 Par Value (2)
================================================================================================================
      TOTALS               5,000,000                                  $8,906,250.00            $2,698.86
================================================================================================================

(1) The fee with respect to these shares has been calculated pursuant to Rule 457(h)(1) and Rule 457(c) of Regulation C under the Securities Act of 1933, as amended, and based upon the average of the bid and asked price per share of the Registrant's common stock on a date within five (5) days prior to the date of filing of this Registration Statement, as reported on the National Association of Securities Dealers, Inc. Electronic Bulletin Board.

(2) To be issued, at the sole discretion of the Registrant, as Direct Shares, or Shares underlying options granted to and to be granted, under the Visitors Services Inc. Employee Benefit and Consulting Services Compensation Plan.

    The Exhibit Index begins on page 3 of the sequentially numbered copy of this Registration Statement that has 9 total pages.

                     REGISTRATION OF ADDITIONAL SECURITIES

         In accordance with General Instruction E of Form S-8, TeleServices International Group Inc. (the "Registrant") is registering additional shares of common stock pursuant to the Visitors Services, Inc. Employee Benefit and Consulting Services Compensation Plan (the "VSI Plan"). The Registrant currently has an effective registration statement filed on Form S-8 relating to the VSI Plan which registered securities of the same class as those being registered herewith, File No. 333-22093, filed with the Securities and Exchange Commission on February 20, 1997, and which prior registration statement included a reoffer prospectus. On June 24, 1997, the Registrant filed a supplement to the reoffer prospectus by means of a Post-Effective Amendment No. 1, and on August 12, 1997, filed a second supplement to the reoffer prospectus by means of a Post-Effective Amendment No. 2. The Registrant incorporates by reference into this registration statement the contents of its earlier registration statement on Form S-8 (File No. 333-22093), the contents of its Post Effective Amendment No. 1, and the contents of its Post Effective Amendment No. 2, all of which are made a part hereof.

         The number of shares of common stock authorized to be issued under the VSI Plan is 10,000,000. The prior registration statement filed on Form S-8 (File No. 333-22093) registered an initial 5,000,000 shares authorized to be issued under the VSI Plan. This registration statement registers the remaining 5,000,000 shares authorized to be issued under the VSI Plan.


           ADDITIONAL INFORMATION IN SUPPLEMENT TO REOFFER PROSPECTUS

         The following information is being provided in supplement to the reoffer prospectus filed with the original Form S-8 (File No. 333-14271) (the "Reoffer Prospectus"), which Reoffer Prospectus is incorporated by reference herein.

         At the time the Reoffer Prospectus was filed, the names of all holders of "control securities" who intended to resell were not known by the Registrant. In accordance with General Instruction C.3.(a) of Form S-8, the Reoffer Prospectus referred to a portion of the selling security holders in a generic manner, and as the names and the amounts of securities to be reoffered become known, the Registrant undertook to supplement the Reoffer Prospectus with such information. The Reoffer Prospectus has been supplemented twice by means of two Post-Effective Amendments to the original Form S-8. The following information shall serve as a further supplement to the Reoffer Prospectus.

SELLING SECURITY HOLDERS

         For purposes of the Reoffer Prospectus, the "Selling Security Holders" shall also include Raymond P. Wilson, Chief Financial Officer of the Registrant. Mr. Wilson has served as Chief Financial Officer of the Registrant and as President of the Registrant's subsidiary, Visitors Services International Corp. (formerly Visitors Services, Inc.), since January 1997.

         In January 1997 the Registrant granted Mr. Wilson options to acquire 250,000 shares of common stock of the Registrant, which options expire January 1, 2003, and vest as follows: 20,000 are fully-vested, 50,000 vest on each January 1, 1998, 1999 and 2000; and 40,000 vest on each January 1, 2001 and 2002. In March 1997, the Registrant granted Mr. Wilson options to acquire 50,000 shares of common stock of the Registrant, which options expire March 30, 2002, and vest as follows: 25,000 on March 31, 1999; and 12,500 on each March 31, 2000 and 2001. All options are exercisable at an exercise price of $2.00 per share.

         Presently, Raymond P. Wilson beneficially owns or controls -0- shares of Common Stock of the Registrant. After completion of the offering of the 10,000,000 shares registered on both Form S-8 registration statements for the VSI Plan, Mr. Wilson will beneficially own or control less than 1% of the common stock of the Registrant.

         In connection with the registration of additional securities hereunder, by this supplement, Page 1 of the Reoffer Prospectus is changed to indicated that up to 3,330,516 shares of Common Stock are covered by the Reoffer Prospectus.

         Because additional securities are being registered hereunder, the Registrant has determined that the remaining number of shares of common stock registered on Form S-8 with respect to the Registrant's Employee Benefit and Consulting Services Compensation Plan that may be offered for resale pursuant to the Reoffer Prospectus by persons unknown to the Registrant is up to 1,213,766 shares.

PLAN OF DISTRIBUTION

         With respect to the Reoffer Prospectus, all of the shares of common stock offered thereby are being sold or will be sold by the Selling Security Holders and may be offered privately or through the selling efforts of brokers or dealers unknown to the Registrant.


                                    EXHIBITS

         Exhibit Number           Description
         --------------           -----------
              5.4                 Opinion of Counsel, Futro & Associates, P.C. (1)

             23.11                Consent of Counsel, Futro & Associates, P.C. (2)

             23.12                Consent of Schumacher & Associates, Inc., Certified Public Accountants. (1)

             23.13                Consent of Joseph F. Morgan, Certified Public Accountant. (1)

-------------------------

(1)      Filed herewith.
(2)      Included in Exhibit 5.4 filed herewith.

                                   SIGNATURES


         Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement or amendment to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of St. Petersburg, State of Florida, on the 20th day of October, 1997.


                                  TELESERVICES INTERNATIONAL GROUP INC.



                                  By: /s/ Stephen G. McLean
                                      -----------------------------------------
                                      Stephen G. McLean, Chief Executive
                                      Officer, Director


         Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed below by the following persons in the capacities and on the dates indicated.



                                  By: /s/ Stephen G. McLean
                                      -----------------------------------------
                                      Stephen G. McLean, Chief Executive
                                      Officer, Director

                                  Dated:  October 20, 1997


                                  By: /s/ Robert P. Gordon
                                      -----------------------------------------
                                      Robert P. Gordon, Chairman, Director

                                  Dated:  October 20, 1997


                                  By: /s/ Paul W. Henry
                                      -----------------------------------------
                                      Paul W. Henry, Secretary, Treasurer,
                                      Director

                                  Dated:  October 20, 1997

                                  By: /s/ Raymond P. Wilson
                                      -----------------------------------------
                                      Raymond P. Wilson, Chief Financial
                                      Officer
                                      (principal accounting officer)

                                  Dated:  October 20, 1997

                                 EXHIBIT INDEX


   Exhibit No.              Description
   -----------              -----------
       5.4                  Opinion of Counsel, Futro & Associates, P.C. (1)

      23.11                 Consent of Counsel, Futro & Associates, P.C. (2)

      23.12                 Consent of Schumacher & Associates, Inc., Certified Public Accountants. (1)

      23.13                 Consent of Joseph F. Morgan, Certified Public Accountant. (1)

--------------------------

(1)      Filed herewith.
(2)      Included in Exhibit 5.4 filed herewith.